Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into on or as of November 15, 2004, by and among Knobias, Inc., a Delaware corporation (the “Company”) and those certain persons listed on the signature pages attached hereto as Exhibit A and made a part hereof by this reference (individually, an “Investor” and, collectively, the “Investors”).

Upon the terms and subject to the conditions of the Subscription Agreements between the Investors and the Company, the Company has agreed to issue and sell to the Investors certain shares of the Company’s capital stock.

In order to induce the Investors to execute and deliver the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and the Company and the Investors desire to set forth in this Agreement certain rights and obligations with respect to the registration of the shares of capital stock of the Company.

Now, therefore, premises considered, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1. Definitions.

Section 1.1. General. Capitalized terms used herein shall, unless defined elsewhere in this Agreement, have the meanings set forth in this Section.

“Act” means the Securities Act of 1933, as amended.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on November 15, 2004.

“Common Stock” means, collectively, the 95,000,000 shares of Common Stock with a par value of $.01 per share of the Company authorized by the Amended and Restated Certificate of Incorporation.

“Commission” means the United States Securities and Exchange Commission.

“Person” means any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, estate, trust or governmental body or officer or any other entity or association that has the power to own property, enter into contracts or to sue and be sued.

“Preferred Stock” means the Company’s Series A Preferred Stock, par value of $.01, authorized by the Amended and Restated Certificate of Incorporation, the terms, conditions, rights, preferences and privileges of which are set forth in the Certificate of Designation of Series

A Preferred Stock of the Company, filed with the Delaware Secretary of State on November     , 2004.

“Registrable Securities” means shares of Common Stock that are or could be issued pursuant to the conversion of the Preferred Stock and any Common Stock issued in respect thereof in any recapitalization or reorganization of the Company; provided, however, that “Registrable Securities” shall not include any shares of Common Stock which have previously been registered and sold or which have been sold to the public under Rule 144.

“Registration” means a registration effected by preparing and filing a registration statement in compliance with the Act and the applicable Rules of the Commission, and the ordering by the Commission of the effectiveness of the registration statement.

“Registration Expenses” means all expenses incurred in effecting any Registration pursuant to this Agreement, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the reasonable fees and disbursements (subject to documentation thereof) of one counsel for all Investors that offer securities being sold, and expenses of any regular or special audits incident to or required by any Registration, but shall not include Selling Expenses and fees and disbursements of counsel for each Investor (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Securities Laws” means the Act, the Securities Exchange Act of 1934, as amended, all rules and regulations thereunder, and all applicable state securities or “blue sky” laws and the rules and regulations thereunder, each as they may be amended from time to time.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each Investor (other than the fees and expenses of counsel included in Registration Expenses).

“Shares” means, collectively, the Common Stock and the Preferred Stock.

Section 1.2. Case and Gender. For all purposes of this Agreement, words in the singular number include the plural, and in the plural include the singular, unless the context requires otherwise, and words of the masculine gender include the feminine and the neuter. When the context requires, words of the neuter gender include any gender.

Article 2. Registration.

Section 2.1. Effective Registration. Within one hundred fifty (150) days from the date hereof, the Company shall file a registration statement covering the Registrable Securities and shall cause the Registration Statement to be declared effective under the Act. In the event that the Company fails to cause the Registration Statement to be declared effective within the one hundred fifty (150) day period and, once declared effective, fails to maintain the effectiveness of the Registration Statement, then the Company shall pay a monthly penalty to the Investors equal to one percent (1%) of the purchase price paid by each Investor for the Registrable Securities for each calendar month, or part thereof, that the Registration Statement is not effective. Such penalty shall be paid by the twentieth (20th ) day of each month following the month for which the penalty has accrued.

Section 2.2. Additional Shares to be Included. The registration statement filed pursuant to Section 2.1 above may, subject to the provisions of Sections 2.4 and 3.3 below, include (a) other securities of the Company (the “Additional Shares”) which are held by other Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (the “Other Stockholders”), and (b) securities of the Company being sold for the account of the Company.

Section 2.3. Underwriting.

(a) If the Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Article 2 and the Company shall include such information in a written notice to other Investors. The right of any Investor to registration pursuant to this Article 2 shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein. An Investor may elect to include in such underwriting all or a part of the Registrable Securities he holds.

(b) The Company shall (together with all Investors and Other Stockholders proposing to distribute their securities through such underwriting) negotiate and enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Investors, which underwriter(s) shall be reasonably acceptable to the Company.

Section 2.4. Limitations on Shares to be Included. Notwithstanding any other provision of this Article 2, if the representative of the underwriters advises the Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, first the Additional Shares and any securities being sold for the account of the Company shall be excluded from such registration and, if a limitation on the number of shares is still required, the number of shares that may be included in the Registration and underwriting shall be allocated among all Investors, including Investors, in proportion, as nearly practicable, to the respective amounts of Registrable Securities which they have requested to be included in such registration statement. If the Company or any Investor or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person’s Registrable Securities or Additional Shares therefrom by written notice to the Company and the underwriter and the Investors. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. No Registrable Securities or Additional Shares excluded from such Registration by reason of such underwriters’ marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 2.4, the Company or underwriter or underwriters selected as provided above may round the number of Registrable Securities of any Holder which may be included in such registration to the nearest 100 shares.

Section 2.5. Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to Section 2.1 hereof shall be borne by the Company. All Selling Expenses relating to Securities so registered shall be borne by the holders of the Securities pro rata on the basis of the number of shares of Securities so registered on their behalf.

Section 2.6. Registration Procedures. In the case of any Registration by the Company pursuant to this Article 2 in which the Investor participates, the Company shall keep the Investor advised in writing as to the initiation of each Registration and the completion thereof. The Company, at its expense, shall use commercially reasonable efforts to:

(a) Keep the Registration effective for a period of one hundred twenty (120) days or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) the one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains from selling any Securities included in the Registration at the request of an underwriter of Common Stock (or other Securities) of the Company; and (ii) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, the one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all the Registrable Securities are sold;

(b) Prepare and file with the Commission any and all amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Securities by the registration statement;

(c) Furnish the number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Investor from time to time may reasonably request;

(d) Notify each seller of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and, at the request of any seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Securities, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(e) Cause all of the Registrable Securities registered pursuant thereunder to be listed on each securities exchange, if any, on which Securities issued by the Company and of the same class are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the registration statement and a CUSIP number for all of the Registrable Securities, in each case not later than the effective date of the Registration;

(g) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

(h) Enter into an underwriting agreement in customary form and substance in order to effect the offer and sale of Common Stock, provided that the underwriting agreement is in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof; and

(i) Furnish to each selling Investor upon request a signed counterpart, addressed to each such selling Investor, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement in form reasonably acceptable to the Company and such counsel, and (ii) “comfort” letters signed by the Company’s independent registered accountants who have examined and reported on the Company’s financial statements included in the registration statement, covering such matters as are customarily covered in opinions of issuer’s counsel and accountants’ “comfort” letters delivered to underwriters in underwritten public offerings of securities.

Section 2.7. Indemnification.

(a) The Company shall indemnify each Investor, each of the officers, directors, employees, partners, legal counsel and accountants of the Investor and each Person controlling the Investor within the meaning of Section 15 of the Act, with respect to which Registration, qualification or compliance has been effected pursuant to this Article 2, and each underwriter, if any, and each Person who controls, within the meaning of Section 15 of the Act, any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the provisions of the Act that are applicable to the Company and relating to any action or inaction required of the Company in connection with any Registration, qualification or compliance, and will reimburse each Investor, each of its officers, directors, partners, legal counsel and accountants and each Person controlling the Investor, each underwriter, and each Person who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by any Investor or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if any settlement is effected without the prior written consent of the Company (which consent has not been unreasonably withheld or delayed).

(b) Each Investor shall, if Registrable Securities held by it are included in the Securities as to which Registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s Securities covered by the registration statement and each Person who controls the Company or the underwriter within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the directors, officers, partners, legal counsel and accountants, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action, in each case to the extent, but only to the extent that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any claims, losses, damages or liabilities (or actions in respect thereof) if the settlement is effected without the consent of the Investor (which shall not be unreasonably withheld or delayed).

(c) Each Person entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of the claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in the defense at the Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 2, to the extent that such failure is not prejudicial. No Indemnifying Party, in the defense of any claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to the claim or litigation. Each Indemnified Party shall furnish the information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of the claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of the loss, liability, claim, damage or expense in the proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in the loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties* relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and govern.

Section 2.8. Information by Investors. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each Investor proposing to register Registrable Securities shall furnish to the Company all information regarding such Investor as the Company may reasonably request in writing and as shall be required by Article 2.

Section 2.9. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investors holding at least 80% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, the terms of which are more favorable than the registration rights granted to the Investors hereunder.

Section 2.10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of Registrable Securities to the public without registration, the Company shall use commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as provided in paragraph (c) of Rule 144, at all times from and after ninety (90) days following the effective date of the first Registration effected by the Company for an offering of its Securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Laws at any time after it has become subject to the reporting requirements; and

(c) Furnish to the Investors forthwith upon written request a written statement by the Company as to its compliance with the provisions of paragraph (c) of Rule 144 (at any time from and after ninety (90) days following the effective date of the first Registration effected by the Company for an offering of its Securities to the general public), and of the Securities Laws (at any time after it has become subject to the reporting requirements), a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed as an Investor may reasonably request in order to avail itself of any rule or regulation of the Commission allowing the Investor to sell any securities without registration.

Section 2.11. Transfer of Registration Rights. If an Investor transfers Shares, the Investor may also transfer to the transferee of the Shares its rights under this Article 2, subject to its obligations under and the conditions and limitations set forth in this Article 2. A transfer of rights under this Article 2 may only be made in a written instrument that refers to this Agreement, states the name and address of the transferee, that the Investor’s rights under this Article 2 are being transferred, the transferee assumes the Investor’s obligations and is subject to the conditions and limitations set forth herein, identifies the Securities transferred therewith, is signed by the Investor and the transferee, with a copy delivered to the Company, and complies in all respects with applicable Securities Laws. Upon the delivery of a copy to the Company, the transferee named therein shall be deemed to be an Investor for the purposes of this Article 2; provided, however, that if there is more than one holder of Registrable Securities, the following rules shall apply:

(a) If the Company makes a determination to register any of its Securities under Section 2.1 above, the Company shall notify each transferee promptly that it has made such determination and shall include in the Registration any Registrable Securities that the transferee requests to be included within twenty (20) days after receipt of the notice from the Company;

(b) Wherever the provisions of this Article 2 require the consent of the Investors, any consent shall be made by the consent of the majority in interest of the holders of Registrable Securities; and

(c) The right of any transferee to registration under Section 2.1 above shall be conditioned upon the transferee’s participation in the underwriting and the inclusion of the transferee’s Registrable Securities in the underwriting to the extent provided herein.

Section 2.12. “Market Stand-Off” Agreement. If requested by the Company and the underwriter of Common Stock (or other Securities) of the Company, the Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other Securities) of the Company held by the Investor (other than those included in the Registration) during a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act or other period as determined by the underwriter and the Company, provided that (a) the agreement shall only apply to the first registration statement of the Company, including Securities to be sold on its behalf to the public in an underwritten offering; and (b) all Persons having contractual registration rights and all officers and directors of the Company enter into similar agreements. The obligations described in this Section 2.9 shall not apply to a Registration relating solely to employee benefit plans, Rule 145 transactions or exchange offers. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the applicable period.

Section 2.13. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and all of the shares of Common Stock of the Company, the holders of which have contractual registration rights (the “Other Shares”), request to be included in a Registration and their request cannot be satisfied as a result of limitations of the aggregate number of shares held by selling shareholders that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Investors and the holders of Other Shares requesting inclusion of shares, pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by selling shareholders, assuming conversion of the Preferred Stock and exercise of any warrants for Shares. If any holder of Registrable Securities or Other Shares does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to the selling shareholder pursuant to the above-described procedure, the remaining portion of the selling shareholder’s allocation shall be reallocated among those holders requesting inclusion of Registrable Securities or Other Shares whose allocation did not satisfy their original requests. This procedure shall be repeated until all of the shares of Registrable Securities and Other Shares, which may be included in the Registration, have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a Registration pursuant to this Agreement in order to include shares held by Persons who do not have contractual registration rights or in order to include in the Registration securities registered for the Company’s own account.

Section 2.14. Termination of Registration Rights. The right of an Investor to inclusion in any Registration pursuant to Section 2.1 above shall terminate when (a) all Registrable Securities held by the Investor may be sold by it under Rule 144(k), (b) the Common Stock (including all Registrable Securities) is listed on the New York or American Stock Exchange or the National Association of Securities Dealers National Market System, or (c) all transfer restrictions on the Registrable Securities held by the Investor and any legends concerning any restrictions on certificates representing the Registrable Securities have been removed.

Article 3. Miscellaneous.

Section 3.1. This Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning the subject matter. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 3.2. Successors and Assigns. Except as otherwise provided herein, the terms of this Agreement shall inure to the benefit of and be binding upon the parties* respective heirs, successors, assigns and legal representatives.

Section 3.3. Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

Section 3.4. Waivers. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party against whom enforcement of such waiver is sought. No waiver of any right or remedy under any terms of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

Section 3.5. Amendments. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party against whom enforcement of such amendment, modification or termination is sought.

Section 3.6. Severability. The terms of this Agreement are severable and the invalidity of all or any part of any terms of this Agreement shall not render invalid the remainder of this Agreement or the remainder of the term. If any term of this Agreement is so broad as to be unenforceable, the terms shall be interpreted to be only so broad as is enforceable.

Section 3.7. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the party may be entitled.

Section 3.8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any Person other than the parties any rights or remedies under this Agreement.

Section 3.9. Business Days. Where this Agreement authorizes or requires any performance on a Saturday, Sunday or public holiday, performance shall be deemed to be timely if made on the next succeeding business day.

Section 3.10. Joint Preparation. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

Section 3.11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in Person, or when sent by telecopy or other electronic means and confirmation of receipt is received, or four (4) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth under the party’s signature hereto and with the copies delivered, transmitted or mailed to the Persons as are specified therein. Any party may change his address for notices in the manner set forth above.

Section 3.12. Counterparts. This Agreement may be executed in any number of counterparts, including the execution by each Investor of a counterpart signature page, all of which shall constitute one and the same instrument, and any party may execute this Agreement by signing one or more counterparts.

Section 3.13. Consent. Unless otherwise noted herein, any consent of the Investors shall mean approval (by vote or written consent, as provided by law), of the holders of at least a majority of the voting power of all then outstanding shares of the Preferred Stock.

Section 3.14. Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Delaware.

In witness whereof, the parties have executed this Agreement on or as of the date first above written.

Knobias, Inc.

E. Key Ramsey, President

Address for notices:

The signatures and addresses of the Investors are contained in the signature pages attached to this Agreement as Exhibit A.

Exhibit A

Signature Page

to

Registration Rights Agreement

The undersigned, by execution of this Signature Page to Registration Rights Agreement, does hereby execute, become party to and agree to be bound by that certain Registration Rights Agreement dated on or as of November , 2004, by and among Knobias, Inc., a Delaware corporation (the “Corporation”), and certain investors in the Corporation.

Date:

INVESTOR:

Name and Title:

Address for Notices: